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                                   EXHIBIT 3.1
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                          Full Share Warrant Issued by
                                 Game Data, Inc.





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                   FULL SHARE WARRANT ISSUED BY GAME DATA INC.
                   -------------------------------------------


FIVE YEAR WARRANT FOR SUBSCRIPTION TO COMMON
--------------------------------------------
STOCK OF GAME DATA INCORPORATED UNDER THE LAWS OF
-------------------------------------------------
THE STATE OF NEVADA.
--------------------

WARRANT NO -____-                                             DATE   __________

SHARES OF COMMON STOCK REPRESENTED BY THIS WARRANT - _________---(            ).
================================================================================

This is to certify that ____________________________ for the purchase price of $__________ per warrant ($ ___________ TOTAL), is entitled to subscribe at the rate of $__________ per share for ____________ shares of the common stock, no par value, of Game Data Inc., as follows:

This right of subscription can be exercised only by the surrender of this warrant, with the form of subscription on the bottom of this page duly signed, and surrendered at the office of Game Data Inc., or before, ______________, accompanied by cash funds as payment for said subscription at the rate of $ _______ per share for a total amount of $ ______________, whereupon the subscriber will become entitled to the issuance of a certificate or certificates for the shares of said stock so subscribed. If said right of subscription is not exercised on or before ____________, ____,in the manner above provided, this warrant shall become void and of no value, and the right to subscription to the common stock of Game Data Inc. shall expire. This warrant may be assigned for estate purposes only.

  corporate seal                              Game Data Inc.

                                              /s/ Elia R. Tarantino
                                              -----------------------------
                                              Elia R. Tarantino  President


  ---------TO BE COMPLETED ON CONVERSION OF WARRANTS TO COMMON STOCK----------

The undersigned hereby subscribes of Game Data Inc. Common stock covered by this warrant.

Dated____________   Stock Certificate # issued _____________________

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Subscribers signature                           Notary Public__________________



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